Exhibit 10.8

EXECUTION VERSION

AMENDMENT TO THE SUBSCRIPTION AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Subscription Agreement dated February 3, 2022 (the “Agreement”) is made on June 29, 2022, by and between Clearmind Medicine Inc. (the “Corporation”) and Medigus Ltd. (the “Investor”, and together with the Corporation, the “Parties”).

WHEREAS,	the Corporation and the Investor previously entered into the Agreement;

WHEREAS,	the Corporation and the Investor wish to amend certain provisions of the the Agreement, as of the date hereof (the “Effective Date”) in accordance with the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises covenants set forth herein, the Parties agree to amend the Agreement, as follows:

Capitalized terms used and not otherwise defined herein, shall have the respective meanings ascribed to them under the Agreement.

1.	Corporation Covenants.

It is hereby agreed between the Parties that, effective as of the Effective Date: (i) Section 7.2(d) of the Agreement regarding certain covenants made by the Corporation to the Investor, shall be deleted in its entirety and shall be of no further force and effect; and (ii) shall be replaced with the following:

“(d) if at any time after the Closing but prior to the earlier of:

i.	that date which is 18 months after the Closing; and
ii.	12:00 p.m (Eastern Time) on the first business day following the closing of the Corporation’s initial public offering of its Common Shares on a recognized exchange in the United States (the “Listing”), but, for the avoidance of doubt, not including an OTC quotation in the Unted States,

the Corporation shall issue or propose to issue any additional Common Shares, or warrants, options (excluding any of:

i.	options granted to employees of the Corporation in accordance with any employee plans, now or hereinafter in effect; or
ii.	Common Shares upon conversion or exercise of any convertible instruments issued and outstanding prior to Closing)
iii.	~~an underwritten offering of Common Shares closing concurrently with the Listing)~~

or other rights or instruments of any kind convertible into or exercisable or exchangeable for Common Shares (the “Additional Securities”), the Purchaser shall receive for no consideration the Additional Securities necessary to maintain a Fully-Diluted Ownership Percentage (as defined herein below) in the Corporation only in respect of the Units acquired by way of the Cash Investment. Provided however that in the case of unexercised Warrants the Purchaser shall receive the Additional Securities in the form of Warrants.

For the purpose of this sub-section 7.2 (d), the term "Fully-Diluted Ownership Percentage" shall mean the percentage ownership calculated immediately after Closing and arrived at by dividing (i) the aggregate number of shares of Common Shares (including any shares of Common Shares issuable upon exercise or conversion of the Warrants) owned by the Purchaser, by (ii) the aggregate number of all issued and outstanding shares of Common Shares (including any shares of Common Shares which are issuable upon exercise or conversion of options, warrants or other securities or rights).

2.	Survival of Provisions.

Except as otherwise amended and modified hereby, which Amendment shall have effect on the entire Agreement, the provisions of the Agreement and any of its schedules and exhibits shall remain in full force and effect.

3.	General.

3.1.	Investor hereby acknowledges that he is aware that this Amendment shall take effect as of the Effective Date.

3.2.	This Amendment shall be deemed to all intents and purposes as an integral part of the Agreement. Investor acknowledges that it has read and fully understood all the provisions of this Amendment and that the signing of this Amendment was made at Investor’s own free will.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date written above.

Clearmind Medicine Inc.		Medigus Ltd.

By:	/s/ Adi Zuloff Shani, CEO	By:	/s/ Eli Yoresh, Chairman
	(Name & Title)		(Name & Title)